                                                                     EXHIBIT 4.2


                         [FORM OF SERIES B SECURITY]

                         COOPERATIVE COMPUTING, INC.

               9% Senior Subordinated Note due 2008, Series B
                                                                     CUSIP No.
No. [         ]                                                  $[            ]

        COOPERATIVE COMPUTING, INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received, promises to
pay to               or registered assigns the principal sum of        Dollars,
on February 1, 2008.

        Interest Payment Dates: February 1 and August 1, commencing on August 1, 1998.

        Interest Record Dates:  January 15 and July 15.

        Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                        COOPERATIVE COMPUTING, INC.



                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

Dated:

              [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

        This is one of the 9% Senior Subordinated Notes due 2008, Series B, described in the within-mentioned Indenture.

Dated:

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION,
                                         as Trustee



                                        By:
                                           -----------------------------------
                                           Authorized Signatory



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
                            (REVERSE OF SECURITY)

                         COOPERATIVE COMPUTING, INC.

                      9% Senior Note due 2008, Series B

1.      Interest.

        COOPERATIVE COMPUTING, INC. a Delaware corporation (the "Company") promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 1, 1998. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing on August 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        The Company shall pay interest on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Securities.

2.      Method of Payment.

        The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.      Paying Agent and Registrar.

        Initially, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company may, subject to certain exceptions, act as Registrar.

4.      Indenture.

        The Company issued the Securities under an Indenture, dated as of February 10, 1998 (the "Indenture"), by and between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized issue of Securities of the Company designated as its 9% Senior Subordinated Notes due 2008, Series B limited in aggregate principal amount to $100,000,000, which may be issued under the Indenture. The Securities include the Initial Securities (as defined in the Indenture), the Private Exchange Securities (as defined in the Indenture) and the Unrestricted Securities (as defined in the Indenture). All Securities issued under the Indenture are treated as a single class of securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as



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in effect on the date of the Indenture (except as otherwise indicated in the
Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company. The Securities are subordinated in right of payment to all Senior Indebtedness of the Company to the extent and in the manner provided in the Indenture. Each Holder of a Security, by accepting a Security, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

5.      Optional Redemption.

        (a) The Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after November 1, 2001, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) if redeemed during the 12-month period commencing on November 1 of the years indicated below:

                    Year                       Percentage
                    2003                       104.500%
                    2004                       103.000%
                    2005                       101.500%
                    2006 and thereafter        100.000%

        (b) Prior to February 1, 2002, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the Notes at a redemption price equal to []% of the principal amount thereof plus accrued and unpaid interest to the redemption date; provided, however, that after any such redemption, at least 65% of the aggregate principal amount of the Notes originally issued would remain outstanding immediately after giving effect to such redemption. Any such redemption will be required to occur on or prior to the date that is one year after the receipt by the Company of the proceeds of an Equity Offering. The Company shall effect such redemption on a pro rata basis.

        (c) Prior to February 1, 2003, upon the occurrence of a Change of Control, the Company will have the option to redeem the Notes in whole but not in part (a "Change of Control Redemption") at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, plus the Applicable Premium. In order to effect a Change of Control Redemption, the Company must send a notice to each holder of the Notes, which notice shall govern the terms of the Change of Control Redemption. Such notice must comply with the provisions of Section 3.03 of the Indenture; provided, however, that such notice must be mailed to holders of the Notes within 30 days following the date the Change of Control occurred (the "Change of Control Redemption Date") and state that the Company is effecting a Change of Control Redemption in lieu of a Change of Control Offer.

        "Applicable Premium" means, with respect to a Note at any Change of Control Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at February 1, 2003 (such redemption price being described in paragraph (a) above) plus (2) all semi-annual payments of interest through February 1, 2003 computed using a discount rate equal to the Treasury Rate plus 75 basis points over (B) the principal amount of such Note.

        "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the Change of Control Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Change of Control Redemption Date to February

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1, 2003; provided, however, that if the period from the Change of Control
Redemption Date to February 1, 2003 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given except that if the period from the Change of Control Redemption Date to February 1, 2003 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

6.      Notice of Redemption.

        Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

        If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Securities funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

7.      Change of Control Offer.

        Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall, within 30 days after the Change of Control Date, offer to purchase all Securities then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such purchase (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date).

8.      Limitation on Disposition of Assets.

        The Company is, subject to certain conditions and certain exceptions, obligated to offer to purchase the Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such purchase (subject to the right of Holders of record on the Interest Relevant Record Date to receive interest due on the relevant Interest Payment Date) with the proceeds of certain asset dispositions.

9.      Denominations; Transfer; Exchange.

        The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

10.     Persons Deemed Owners.

        The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.     Unclaimed Funds.

        If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at their written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

12.     Legal Defeasance and Covenant Defeasance.

        The Company and the Guarantors may be discharged from their obligations under the Indenture, the Securities and the Subsidiary Guarantees, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Securities and the Subsidiary Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

13.     Amendment; Supplement; Waiver.

        Subject to certain exceptions, the Indenture, the Securities and the Subsidiary Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities and the Subsidiary Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

14.     Restrictive Covenants.

        The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to make restricted payments, to incur indebtedness, to sell assets, to permit restrictions on dividends and other payments by Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets and to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must report annually to the Trustee on compliance with such limitations.

15.     Defaults and Remedies.

        If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Securities or the Subsidiary Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Subsidiary Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

16.     Trustee Dealings with Company and Guarantors.

        The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Guarantors, their respective Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.     No Recourse Against Others.

        No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities or the Subsidiary Guarantees, as the case may be, or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities and the Subsidiary Guarantees.

18.     Authentication.

        This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

19.     Abbreviations and Defined Terms.

        Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.     CUSIP Numbers.

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.     Governing Law.

        The laws of the State of New York shall govern the Indenture, this Security and any Subsidiary Guarantee thereof without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.




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                               ASSIGNMENT FORM



I or we assign and transfer this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
                       ---------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                                Signed:
      -----------------------                -----------------------------------
                                              (Signed exactly as name appears
                                             on the other side of this Security)

Signature Guarantee:
                    ------------------------------------------------------------
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                     OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Security purchased by the Company pursuant to Section 4.08 or Section 4.15 of the Indenture, check the appropriate box:

        Section 4.08 [      ]                   Section 4.15 [      ]

        If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.08 or Section 4.15 of the Indenture, state the amount: $_____________

Dated:                        Your Signature:
      --------------------                   -----------------------------------
                                                (Signed exactly as name appears
                                             on the other side of this Security)

Signature Guarantee:
                    ------------------------------------------------------------
                    Participant in a recognized Signature Guarantee
                    Medallion Program (or       other signature guarantor
                    program reasonably acceptable to the Trustee)